SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2007
LIGAND PHARMACEUTICALS INCORPORATED
(Exact name of registrant as specified in its charter)
DELAWARE
(State or other jurisdiction of incorporation)
000-20720
(Commission File Number)
10275 Science Center Drive,
San Diego, California
(Address of principal executive offices)
(858) 550-7500
(Registrant’s telephone number, including area code)
77-0160744
(I.R.S. Employer Identification No.)
92121-1117
(Zip Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES
ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
Item 9.01 Financial Statements And Exhibits
EXHIBIT 99.1

ITEM 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES
     On January 31, 2007, the Company announced a plan of termination with respect to certain of its employees in connection with its completed and pending asset sales previously announced in September 2006. Under the plan of termination the Company is reducing its workforce by about 267 positions or approximately 76 percent, based on total employment of 352 as of December 31, 2006. Included in the reduction are 40 home office employees and 23 field-based employees whose employment was terminated at the beginning of January 2007 and approximately 62 employees who will be offered employment by the purchaser of the Company’s AVINZA business. Most of the terminations will take place in the first quarter of 2007, with a smaller group of employees staying until mid-year. The Company began its initial restructuring process in December of 2006 after the sale of its Oncology division and the sale-leaseback of its facilities. The Company intends to continue as a biopharmaceutical research and development Company with certain royalty assets described in the Company’s periodic reports on Forms 10-K and 10-Q.
     The Company expects to incur total cash restructuring charges of approximately $10 to $12 million, plus an undetermined non-cash charge associated with option acceleration and extension under change of control severance agreements, calculated in accordance with FASB Statement of Financial Accounting Standards No. 123R, Share-Based Payment (“SFAS123R”). These cash and non-cash charges are all of one major type, namely one-time termination benefits which include employee severance benefits and change in control payments related to the divestiture of AVINZA.
     The Company is not reasonably able to estimate at this time the non-cash charges associated with option acceleration and extension as they depend in large part on the price of the Company’s stock on the relevant employee’s termination date, as well as the determination of certain assumptions necessary for performing such calculations under SFAS 123R as of that date. The Company intends to file a further report on Form 8-K to report an estimate of these non-cash charges once that estimate has been determined.
     A copy of the press release dated January 31, 2007 announcing the foregoing plan of termination is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
     On January 31, 2007, the Company announced the departure of Paul V. Maier as Senior Vice President and Chief Financial Officer effective January 31, 2007 as well as the departures of Andres F. Negro-Vilar, Executive Vice President and Chief Scientific Officer and Warner R. Broaddus, Vice President General Counsel and Secretary, effective February 15 and February 28, 2007 respectively. The Company also announced, effective January 31, 2007 that Tod G. Mertes, Vice President, Controller and Treasurer has been appointed to the additional office of interim Chief Financial Officer.
     Mr. Mertes, age 42, joined Ligand in May 2001 as Director of Finance and was elected Vice President, Controller and Treasurer of the Company in May 2003. Prior to joining Ligand, Mr. Mertes was Chief Financial Officer at Combio Corporation and prior to Combio spent 12 years with PricewaterhouseCoopers in San Diego, California and Paris, France, most recently as an audit senior manager. Mr. Mertes is a Certified Public Accountant and received a B.S. in business administration from California Polytechnic State University at San Luis Obispo.
     A copy of the press release dated January 31, 2007 announcing the foregoing departure and appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements And Exhibits
(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release of the Company dated January 31, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned.

LIGAND PHARMACEUTICALS INCORPORATED
Date : February 5, 2007	By:	/s/ Warner R. Broaddus
		Name:	Warner R. Broaddus
		Title:	Vice President, General Counsel & Secretary